 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street Hamilton HM 11, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(441) 278-3140
Registrant's former name or address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Sirius International Insurance Group, Ltd. (the “Company”), in consultation with its outside compensation consultant, periodically reviews the Company’s compensation program and incentive plans to ensure that they continue to fulfill their purpose of incentivizing key employees to perform at a high level, aligning the interests of key employees with shareholders and retaining key employees of the Company.

In order to retain and incentivize certain key employees, the Committee approved a program providing for cash-based retention awards to such persons and in such amounts as determined by the President & Chief Executive Officer of the Company. On November 25, 2019, the President & Chief Executive Officer approved awards under the program for certain key employees of the Company, including the following executive officers of the Company in the following amounts, subject to such person’s acceptance of the award and execution of the applicable award agreement:

	on or prior to March 15, 2020	on or prior to March 15, 2021
Monica Cramér Manhem, President - Global Reinsurance	$400,000	$400,000
Ralph A. Salamone, Executive Vice President, Chief Financial Officer	$400,000	$400,000
Gene Boxer, Executive Vice President, Chief Strategy Officer & Group General Counsel	$500,000	$500,000
Jeffrey W. Davis, Executive Vice President, Chief Risk Officer & Chief Actuary	$400,000	$400,000

Awards under the program will vest and be paid in equal proportions on or prior to March 15, 2020 and on or prior to March 15, 2021, subject to continued employment on the applicable vesting date. In the event of a termination of employment without cause (as defined in the award agreement) or, in the case of participants in the Sirius Group Severance and Change in Control Plan, a resignation for good reason (as defined in the Sirius Group Severance and Change in Control Plan) prior to either vesting date, the vesting and payment of the full award will be accelerated. In the event of a termination of employment for any reason other than a termination without cause or, if applicable, a resignation for good reason, any unvested portion of the award will be forfeited and any portion of the award vested within 12 months prior to such termination or resignation will be required to be repaid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

	By:	/s/ Gene Boxer
	Name:	Gene Boxer
	Title:	EVP, Chief Strategy Officer & Group General Counsel

Date: November 29, 2019

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